  As filed with the Securities and Exchange Commission on: June 23, 2000

                                             Registration No. 333-___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                _______________

                         ADVANCED MICRO DEVICES, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                                      94-1692300
            --------                                      ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


  One AMD Place, Sunnyvale, California                  94088-3453
--------------------------------------                  ----------
(Address of principal executive offices)                (Zip Code)

            Advanced Micro Devices, Inc. 1996 Stock Incentive Plan Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan
        --------------------------------------------------------------
                           (Full title of the plan)


                                Thomas M. McCoy
             Senior Vice President, General Counsel and Secretary
                 Advanced Micro Devices, Inc., One AMD Place,
                       Sunnyvale, California 94088-3453
                       ---------------------------------
                    (Name and address of agent for service)

                                (408) 732-2400
                             --------------------
         (Telephone number, including area code, of agent for service)

==================================================================================================================

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        Proposed Maximum    Proposed Maximum
             Title of Securities        Amount to        Offering             Aggregate           Amount of
              to be Registered(1)     be Registered(2)  Price per Share(3)   Offering Price(3)  Registration Fee
Common Stock, $.01 par value            7,500,000         $82.88               $621,600,000        $164,102
==================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan.

(2) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan or the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock spilt, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(3) Estimated solely for the purpose of determining the registration fee, computed in accordance with Rule 457(h) and Rule 457(c) on the basis of the average of the reported high and low prices for the Common Stock on the New York Stock Exchange on June 16, 2000.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the Plans are exercised.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents, which were filed with the SEC, are incorporated herein by reference:

        (a) Our Annual Report on Form 10-K for the fiscal year ended December 26, 1999, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2000 Annual Meeting of Stockholders, filed with the SEC on March 21, 2000;

        (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2000, filed with the SEC on May 17, 2000;

        (c) Our Current Reports on Form 8-K filed with the SEC on January 27, 2000, February 17, 2000, April 5, 2000, April 18, 2000, April 21,
             2000 and May 24, 2000; and

        (d) The description of the common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on September 14, 1979, including any subsequently filed amendments and reports updating such description.

        In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article 8 of our certificate of incorporation, as amended, provides for the elimination of liability of our directors to the extent permitted by Section 102(b)(7) of the DGCL. Article VIII of our By-Laws, as amended, provides for indemnification of our directors or officers or those individuals serving at our request as a director or officer of another organization, to the extent permitted by Delaware law. In addition, we are bound by agreements with certain of our directors and officers which obligate us to indemnify such persons in various circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy.

         We have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as one of our directors or officers, provided that such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful, and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

         We believe that our certificate of incorporation and bylaw provisions, our directors and officers liability insurance policy and our indemnification agreements are necessary to attract and retain qualified persons to serve as our directors and officers.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         See Index to Exhibits on page 8.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on this 22nd day of June, 2000.


                                  ADVANCED MICRO DEVICES, INC.


                             By: /s/ Francis P. Barton
                                 ------------------------------------------
                                 Francis P. Barton
                                 Senior Vice President, Chief Financial Officer

                               Power of Attorney
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Francis P. Barton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                       Title                          Date
       ---------                       -----                          ----

/s/ W. J. Sanders III      Chairman of the Board and Chief       June 8, 2000
----------------------     Executive Officer (Principal
W. J. Sanders III          Executive Officer)

/s/ Francis P. Barton      Senior Vice President, Chief          June 13, 2000
----------------------     Financial Officer
Francis P. Barton          (Principal Financial and Accounting
                           Officer)

/s/ Friedrich Baur         Director                              June 7, 2000
----------------------
Friedrich Baur

/s/ Charles M. Blalack     Director                              June 8, 2000
----------------------
Charles M. Blalack

/s/ R. Gene Brown          Director                              June 8, 2000
----------------------
R. Gene Brown

/s/ Robert Palmer          Director                              June 9, 2000
----------------------
Robert Palmer

/s/ Joe L. Roby            Director                              June 13, 2000
----------------------
Joe L. Roby

/s/ Hector de J. Ruiz      Director, President and Chief         June 12, 2000
----------------------     Operating Officer
Hector de J. Ruiz

/s/ Leonard Silverman      Director                              June 8, 2000
----------------------
Leonard Silverman

                              EXHIBIT INDEX
                              -------------

Exhibit
  No.                                  Exhibit Name
  ---                                  ------------

 5.1           Opinion of Latham & Watkins

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2           Consent of Latham & Watkins (See Exhibit 5.1)

24.1           Power of Attorney (see signature pages)

99.1           Advanced Micro Devices, Inc. 1996 Stock Incentive Plan

99.2           Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan